   EXHIBIT 10.3

June 15, 2015

Dear Enrique:

Acorda has added an additional $35K toward your relocation assistance; this includes extending the lease for the year at the Windsor at The Gramercy (2 Canfield Avenue, White Plains, NY10601), effective September 1, 2015 through August 31, 2016. During this time the Company is responsible for your monthly rent ($2,530.00) including the unit, parking space and full use of the community amenities), as well as your Con Edison and Cable/Internet expenses (not included). You may also use your relocation allowance toward travel or any item that is involved under the relocation benefit. Should you voluntarily terminate your employment with the Company, you agree to reimburse the Company for the above expenses on a pro-rated basis. Please sign and date below in acknowledgement of the extension and terms. Do not hesitate to contact me with any questions.

Best regards,

Denise J. Duca
Executive Vice President - Human Resources

Signature    /s/ Enrique Carrazana                                                              Date: 6/29/2015